As filed with the Securities and Exchange Commission on February 2, 1994

                                                          Registration No. 33-
   ===========================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D. C. 20549
                                    -------------
                                      Form S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                                    -------------
                                  ASHLAND OIL, INC.
               (Exact name of registrant as specified in its charter)

                 Kentucky                        61-0122250
      (State or other jurisdiction of         (I.R.S. Employer
      incorporation or organization)         Identification No.)

            1000 Ashland Drive                  P.O. Box 391
          Russell, Kentucky 41169         Ashland, Kentucky  41114
           (Address of Principal              (Mailing Address)
            Executive Offices)

                                  ASHLAND OIL, INC.
                 DEFERRED COMPENSATION AND STOCK INCENTIVE PLAN FOR
                               NON-EMPLOYEE DIRECTORS
                              (Full title of the Plan)

                                  Thomas L. Feazell
                Senior Vice President, General Counsel and Secretary
                                  Ashland Oil, Inc.
                                 1000 Ashland Drive
                               Russell, Kentucky 41169
                       (Name and address of agent for service)

                                   (606) 329-3333
                       (Telephone number of agent for service)


                                  _________________

                           CALCULATION OF REGISTRATION FEE
   _____________________________________________________________________________

                                       Proposed       Proposed
         Title of                      Maximum        Maximum
        Securities         Amount      Offering      Aggregate    Amount of
          to be            to be       Price Per     Offering    Registration
        Registered        Registered   Share (1)(2)  Price (1)(2)     Fee
   _____________________________________________________________________________

   Common Stock, par value
     $1.00 per share       500,000      $37.3125     $18,656,250    $6,434
                           shares

   (1) In accordance with Rule 457 under the Securities Act of 1933, calculated on the basis of $37.3125 per share of Common Stock which was the average of the high and low prices on the New York Stock Exchange -- Composite Tape on January 31, 1994.
   (2) Estimated solely for the purpose of determining the registration fee.

   =============================================================================

                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.  Incorporation of Documents by Reference.

     There are incorporated herein by reference the following documents and material heretofore filed with the Securities and Exchange Commission
   (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act, as amended (the "Exchange Act") (File No. 1-2918):

     (a) Annual Report on Form 10-K (as amended by Form 10-K/A, Amendment No. 1) of Ashland Oil, Inc. ("Ashland" or the "Company") for the fiscal year ended September 30, 1993 ("Form 10-K/A");

     (b) The description of Ashland's Common Stock, par value $1.00 per share, set forth in the Registration Statement on Form 10, as amended in its entirety, by the Form 8 amendment dated May 5, 1983; and

     (c) The description of the Rights to Purchase Cumulative Preferred Stock, Series of 1987, set forth in Ashland's Registration Statement on Form 8-A dated May 29, 1986, as amended by Forms 8 dated February 5, 1987 and September 21, 1989.

     In addition, all documents hereafter filed with the Commission by Ashland pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


   Item 4.  Description of Securities.

     Not applicable.


   Item 5.  Interests of Named Experts and Counsel.

     The validity of the Common Stock offered hereby has been passed upon by Thomas L. Feazell, Senior Vice President, General Counsel and Secretary of Ashland. Mr. Feazell owns beneficially 56,431 shares of Common Stock (including 37,600 shares of Common Stock which may be acquired upon the exercise of currently outstanding stock options) and 200 shares of Ashland $3.125 Cumulative Convertible Preferred Stock.

     The   consolidated  financial  statements  and  schedules  of  Ashland appearing or incorporated by reference in the Form 10-K/A have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited consolidated financial statements and schedules to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

   Item 6.  Indemnification of Directors and Officers.

     Sections 271B.8-500 through 580 of the Kentucky Revised Statutes contain detailed provisions for indemnification of directors and officers of Kentucky corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Such statutory provisions are not exclusive of any rights to indemnification granted under the Second Restated Articles of Incorporation of Ashland, as amended (the "Articles"), Ashland's By-laws, as amended (the "By-laws"), indemnification agreements or otherwise.

     Article X of Ashland's Articles permits, but does not require, Ashland to indemnify directors, officers and employees of Ashland to the fullest extent permitted by law. The By-laws of Ashland require indemnification of officers and employees of Ashland and its subsidiaries under certain circumstances. Ashland has entered into indemnification contracts with each of its directors that require indemnification to the fullest extent permitted by law, subject to certain exceptions and limitations.

     Ashland has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) Ashland against certain costs which Ashland might be required to pay by way of indemnification to its directors or officers under its Articles or By-laws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by Ashland. In addition, Ashland has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which Ashland, or the fiduciaries under Ashland's employee benefit plans, which may include directors, officers and employees of Ashland, might be required to pay as a result of a breach of fiduciary duty.


   Item 7.  Exemption from Registration Claimed.

     Not applicable.


   Item 8.  Exhibits.

     4(a). Ashland Oil, Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors.

     4(b). Second Restated Articles of Incorporation, as amended, of Ashland (filed as Exhibit 3.1 to Ashland's Form 10-K for the fiscal year ended September 30, 1990 and as amended by
             Exhibit 4 to Ashland's Form 8-K dated May 19, 1993 and incorporated herein by reference).

     5. Opinion of Counsel, including Counsel's consent, concerning securities registered hereunder.

     23(a).  Consent of Ernst & Young, independent auditors.

     23(b).  Consent of Thomas L. Feazell (included as part of Exhibit 5).

     24(a).  Power of Attorney.

     24(b).  Certified Copy of Board of Directors' Resolution.

   Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii), above, do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Ashland pursuant to the foregoing provisions, or otherwise, Ashland has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ashland will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Russell and Commonwealth of Kentucky on this 2nd day of February, 1994.

                                      ASHLAND OIL, INC.
                                       (Registrant)

                                        __________________________________
                                        By: /s/ Thomas L. Feazell
                                            Thomas L. Feazell
                                          Senior Vice President,
                                             General Counsel
                                              and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature and Title

           John R. Hall *
   __________________________________
   Chairman of the Board of Directors,
   Chief Executive Officer and Director


          Paul W. Chellgren *
   __________________________________
      President, Chief Operating
          Officer and Director


            J. Marvin Quin *
   __________________________________
        Chief Financial Officer
       and Senior Vice President


           Kenneth L. Aulen *
   __________________________________
     Administrative Vice President,
       Controller and Principal
           Accounting Officer


           Jack S. Blanton *
   __________________________________
                Director


           Thomas E. Bolger *

   __________________________________
                Director


           Samuel C. Butler *
   __________________________________
                Director

                                                      Thomas L. Feazell
         Frank C. Carluci *                 *By:__________________________
   __________________________________                Thomas L. Feazell
              Director                             Senior Vice President,
                                                      General Counsel
                                                       and Secretary
           James B. Farley *                         (Attorney-in-fact)
   __________________________________
              Director                           Date:  February 2, 1994


       Edmund B. Fitzgerald *
   __________________________________
              Director


         Ralph E. Gomory *
   __________________________________
              Director


         Patrick F. Noonan *
   __________________________________
              Director


         Jane C. Pfeiffer *
   __________________________________
              Director


         James R. Rinehart *
   __________________________________
              Director


          Michael D. Rose *
   __________________________________
              Director


       William L. Rouse, Jr. *
   __________________________________
              Director


        Robert B. Stobaugh *
   __________________________________
              Director


        James W. Vandeveer *
   __________________________________
              Director


   Powers of attorney authorizing John R. Hall, Paul W. Chellgren, Thomas
   L. Feazell, James G. Stephenson, and David L. Hausrath and each of them, to sign this Registration Statement on behalf of the above-named officers and directors of the Company are being filed herewith with the Commission.

                                EXHIBIT INDEX



           Exhibit
             No.                       Description
           _______________________________________________________________

           4(a)   --     Ashland Oil, Inc. Deferred Compensation and Stock
                         Incentive Plan for
                         Non-Employee Directors

           4(b)   --     Second Restated Articles of Incorporation, as
                         amended, of Ashland (filed as Exhibit 3.1 to Ashland's Form 10-K for the fiscal year ended
                         September 30, 1990 and as amended by Exhibit 4 to Ashland's Form 8-K dated May 19, 1993 and incorporated herein by reference).

           5      --     Opinion of Counsel, including Counsel's consent,
                         concerning securities registered hereunder.

           23(a)  --     Consent of Ernst & Young, independent auditors.

           23(b)  --     Consent of Thomas L. Feazell (included as part of
                         Exhibit 5).

           24(a)  --     Power of Attorney.

           24(b)  --     Certified Copy of Board of Directors' Resolution.